Exhibit 10.24

THE HEALTH MANAGEMENT ASSOCIATES, INC.

TAX ADVANTAGED WEALTH PLAN

Amended and Restated Effective December 11, 2012

THE HEALTH MANAGEMENT ASSOCIATES, INC.

TAX ADVANTAGED WEALTH PLAN

Amended and Restated Effective December 11, 2012

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THE HEALTH MANAGEMENT ASSOCIATES, INC.

TAX ADVANTAGED WEALTH PLAN

Amended and Restated Effective December 11, 2012

RECITALS

This Health Management Associates, Inc. Tax Advantaged Wealth Plan (the “Plan”) is adopted by Health Management Associates, Inc. (the “Plan Sponsor”), a for-profit entity under the Internal Revenue Code of 1986, as amended (the “Code”), for the benefit of certain physicians and other employees of and advisors to the Plan Sponsor and its Affiliates. The purpose of the Plan is to assist the Plan Sponsor in attracting and retaining highly qualified individuals to provide services to the Plan Sponsor and to provide those individuals a deferred compensation arrangement. The Plan is intended to provide unfunded deferred compensation benefits taxable pursuant to Section 451 of the Code. The Plan also is intended to comply with the requirements of Section 409A of the Code and the Treasury regulations promulgated and other official guidance issues thereunder (collectively, “Section 409A”). The Plan is intended to be a “top hat” plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Accordingly, this Plan is adopted as amended and restated hereby, effective December 11, 2012.

ARTICLE 1

DEFINITIONS

1.1 ACCOUNT means the aggregate amount credited to the Participant’s Class Year Accounts, as described in Section 3.1. An Account shall be determined as of the date of reference.

1.2 AFFILIATE means any business entity other than the Plan Sponsor that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which such Plan Sponsor is a member; any other trade or business (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with such Plan Sponsor; any service organization other than such Plan Sponsor that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which such Plan Sponsor is a member; and any other organization that is required to be aggregated with such Plan Sponsor under Section 414(o) of the Code and whose employees are authorized to participate in this Plan by the Plan Sponsor.

1.3 BENEFICIARY means any person or person so designated in accordance with the provisions of Article 7.

1.4 BOARD means the Plan Sponsor’s Board of Directors or a committee thereof, if any, duly authorized to make determinations and act for the Board under this Plan.

1.5 CLASS YEAR ACCOUNT means, with respect to a Plan Year, the aggregate amount credited to a Participant’s Account for that Plan Year, including deemed income, gains and losses (as determined by the Plan Sponsor, in its discretion) credited thereto. A Class Year Account shall be determined as of the date of reference.

1.6 COMPANY means Health Management Associates, Inc. and any other corporation or business organization which agrees, with the consent of the Plan Sponsor, to become a party to the Plan.

1.7 COMPENSATION means the total current cash remuneration (including bonuses) paid by the Company to an Eligible Employee with respect to his or her service as an employee of the Company, as determined by the Plan Sponsor.

1.8 COMPENSATION DEFERRALS means the voluntary contributions Participants make to the Plan, as described in Section  3.1.

1.9 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.5, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.5, shall become effective. The Designation Dates in any Plan Year shall be designated by the Company.

1.10 DISABILITY means a period of disability during which the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company, or (iii) is determined to be totally disabled by the Social Security Administration.

1.11 EFFECTIVE DATE means the original effective date of this Plan, April 1, 2010.

1.12 ELECTION FORM means the form or forms on which a Participant elects to defer Compensation hereunder and/or on which the Participant makes certain other designations as required hereunder.

1.13 ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion of any Plan Year), (i) any physician employed by a Company who is determined by the Company to be a member of a select group of the Company’s management or highly compensated employees and is designated by the Company’s Board, its designee or the Senior Vice President of Human Resources as an Eligible Employee under the Plan, and (ii) any other individual who is determined by the Company to be a member of a select group of the Company’s management or highly compensated employees and is designated by the Company’s Board, its designee or the Senior Vice President of Human Resources as an Eligible Employee under the Plan.

1.14 ENTRY DATE with respect to an Eligible Employee who qualifies as “newly eligible” for purposes of Section 409A, means the date that is 30 days following the date that the individual became eligible to be a Participant in the Plan, and for all other Eligible Employees, means the January 1 following the date that the individual became eligible to be a Participant in the Plan.

1.15 PARTICIPANT means any person so designated in accordance with the provisions of Article 2, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

1.16 PLAN means The Health Management Associates, Inc. Tax Advantaged Wealth Plan, as amended from time to time.

1.17 PLAN SPONSOR means Health Management Associates, Inc.

1.18 PLAN YEAR means the 12 (twelve) month period ending on the December 31 of each year during which the Plan is in effect. Notwithstanding the preceding, the Plan shall have an initial short Plan Year, commencing on the original Effective Date and ending December 31, 2010.

1.19 SEPARATION FROM SERVICE means an anticipated permanent reduction in the level of bona fide services to be performed by the Participant to 20 percent or less of the average level of bona fide services performed by the Participant over the immediately preceding 36-month period (or the full period during which the Participant performed services for the Plan Sponsor (or Affiliate), if that is less than 36 months). Whether a Participant has had a Separation from Service shall be determined pursuant to Section 409A.

1.20 TRUST means the trust fund established pursuant to Article 12.

1.21 TRUSTEE means the trustee named in the agreement establishing the Trust, and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

1.22 VALUATION DATE means the last day of each Plan Year, any payment date as determined under Section 5.1, and any other date that the Company, in its sole discretion, designates as a Valuation Date.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.1 REQUIREMENTS. Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on his or her Entry Date, subject to Section 3.1(c) and to the extent permissible under Section 409A. No individual shall become a Participant, however, if he or she is not an Eligible Employee on, or if he or she has not submitted the Election Forms required by the Plan by the Entry Date. Participation in the Plan is voluntary. In order to participate in the Plan, an otherwise Eligible Employee must make written application on an Election Form at such time and in such manner as may be required by Section 3.1 and by the Company and must agree to make Compensation Deferrals as provided in Article 3.

2.2 RE-EMPLOYMENT. If a Participant whose employment with the Company is terminated is subsequently re-employed with the Company, he or she shall become a Participant only in accordance with the provisions of Section 2.1.

2.3 CHANGE OF EMPLOYMENT CATEGORY. For any year following a year in which a Participant is not a member of a select group of management or highly compensated employees (as determined by the Board, or its designee, in its discretion), or is not otherwise an Eligible Employee, he or she shall not be eligible to make Compensation Deferrals. If, after a change of employment category as described in the preceding sentence, a Participant subsequently becomes a member of a select group of management or highly compensated employees, or otherwise becomes an Eligible Employee, he or she shall become a Participant only in accordance with the provisions of Section 2.1.

ARTICLE 3

CONTRIBUTIONS AND CREDITS

3.1 PARTICIPANT COMPENSATION DEFERRALS.

(a) In accordance with rules established by the Company, a Participant may elect to defer a percentage of Compensation which is due to be earned and which would otherwise be paid to the Participant; provided however, that (i) any Participant who will not have attained age fifty (50) by the end of the year for which the Participant is electing deferrals may defer up to twenty-five percent (25%) of Compensation, and (ii) any Participant who is at least age fifty (50), or will attain age fifty (50) by the end of the Plan Year for which the Participant is electing deferrals, may defer up to fifty percent (50%) of Compensation.

(b) Amounts so deferred will be considered a Participant’s “Compensation Deferrals.” Except as provided below, a Participant shall make election(s) with respect to a coming Plan Year during the period beginning on the November 1 and ending on the December 31 of the prior calendar year, or during such other period as might be established by the Company, which period ends no later than the December 31 preceding the Plan Year in which the services giving rise to the Compensation to be deferred are to be performed.

(c) In determining whether an Eligible Employee is able to make a deferral election within 30 days pursuant to this Section, the plan aggregation rules of Section 409A shall apply such that an Eligible Employee cannot use the 30-day election rule provided by this Section if he or she participates or previously participated in another elective account balance plan of the Plan Sponsor or its Affiliates.

(d) Compensation Deferrals shall be made through regular payroll deductions. The Participant’s Compensation Deferral election shall be irrevocable as of the December 31 preceding the Plan Year in which the services giving rise to the Compensation to be deferred are to be performed. Notwithstanding the preceding, a Participant’s Compensation Deferral election may be cancelled as permitted under Section 409A upon a disability, unforeseeable emergency, or hardship distribution pursuant to Section 1.401(k)-1(d)(3) of the Treasury regulations. For purposes of this paragraph only, “disability” means any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months. “Unforeseeable emergency” means (a) a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, beneficiary or a dependent (as defined in Section 152(a) of the Code) of the Participant, (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Company in accordance with the terms of Section 409A. A distribution may be made under this Section only with the consent of the Company and to the extent the distribution is permitted by Section 409A.

(e) Once made, a Compensation Deferral regular payroll deduction election shall continue in force only for the Plan Year to which the election relates, unless cancelled as provided above. Compensation Deferrals shall be deducted by the Company from the pay of a deferring Participant and shall be credited to the Class Year Account of the deferring Participant.

(f) There shall be established and maintained a separate Account in the name of each Participant to which shall be credited or debited: (i) amounts equal to the Participant’s Compensation Deferrals; and (ii) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Account’s deemed assets, as determined by the Company, in its discretion) attributable or allocable thereto.

(g) A Participant shall at all times be one hundred percent (100%) vested in amounts credited to his or her Account.

ARTICLE 4

ALLOCATION OF FUNDS

4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Pursuant to Section 4.5, each Participant shall have the right to direct the Plan Sponsor as to how amounts in his or her Account shall be deemed to be invested. The Plan Sponsor shall direct the Trustee to invest the account maintained in the Trust on behalf of a Participant pursuant to the directions the Plan Sponsor has received from that Participant. As of each Valuation Date, the Participant’s Account will be credited or debited to reflect the Participant’s deemed pro rata portion of the value of the Trust (as determined by the Plan Sponsor).

4.2 ACCOUNTING FOR DISTRIBUTIONS. A distribution to a Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant’s Account as of the date of the distribution. Such amounts shall be charged on a pro rata basis against the investment options in which the Participant’s Account is deemed to be invested.

4.3 SEPARATE ACCOUNTS. A separate bookkeeping account under the Plan shall be established and maintained by the Plan Sponsor to reflect the Account for each Participant.

4.4 INTERIM VALUATIONS. If it is determined by the Plan Sponsor that the value of the Trust as of any date on which distributions are to be made differs materially from the value of the Trust on the prior Valuation Date upon which the distribution is to be based, the

Plan Sponsor, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Trust so that the Account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value.

4.5 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS.

(a) Subject to such limitations as may from time to time be required by law, imposed by the Plan Sponsor or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Plan Sponsor or the Trustee, prior to, and effective for, each Designation Date, each Participant may communicate to the Plan Sponsor a direction as to how his or her Account should be deemed to be invested among the deemed investment options. Such direction shall designate the percentage of the Participant’s Account to be deemed to be invested in each investment option, and shall become effective subject to the following rules and procedures.

(b) Any initial deemed investment direction shall be in writing, on an Election Form supplied by and filed with the Plan Sponsor, and shall be effective as of the end of the day on which such Election Form is filed (or as soon as administratively practicable thereafter). Any changes in the initial investment direction shall be by voice system, or by accessing the Internet, or as otherwise directed by the Plan Administrator, and will be effective as of the end of the day on which such change is made (or as soon as administratively practicable thereafter).

(c) All amounts credited to the Participant’s Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the effective date of any new deemed investment direction, all or a portion of the Participant’s Account at that date shall be reallocated among the designated deemed investment options according to the new deemed investment directions, until a subsequent deemed investment direction is filed and becomes effective.

(d) If the Plan Sponsor receives a deemed investment direction which the Plan Sponsor finds is incomplete, unclear or improper, the Participant’s deemed investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Plan Sponsor provides for, and permits the application of, corrective action before that time.

(e) If the Plan Sponsor possesses at any time directions as to the deemed investment of less than all of a Participant’s Account, the Participant shall be considered to have directed that the undesignated portion of the Account be deemed to be invested in any investment option selected by the Plan Sponsor, and the Plan Sponsor shall not be liable for the investment option(s) it selects.

(f) Each Participant, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Plan Sponsor and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant’s Account.

(g) Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

4.6 EXPENSES AND TAXES. Expenses associated with the administration or operation of the Plan, and any taxes allocable to an Account which are payable prior to the distribution of the Account, shall be charged against the appropriate Participant’s Account.

ARTICLE 5

ENTITLEMENT TO BENEFITS

5.1 FIXED PAYMENT DATES; SEPARATION FROM SERVICE.

(a) At the time the Participant makes a Compensation Deferral election, the Participant may select a fixed payment date (“Fixed Payment Date”) for the payment (or commencement of payment) of the Class Year Account established with respect to those Compensation Deferrals, which will be valued and payable according to the provisions of Article 6. The Fixed Payment Date elected by a Participant must be a January 1 and must be no earlier than the January 1 of the third calendar year after the calendar year in which the Compensation Deferral election is made. By way of example, an Eligible Employee who enrolls as a Participant in the Plan in March 2010 and who elects to defer Compensation to be earned during 2010 may elect at that time, as his or her initial Fixed Payment Date, any date which is no earlier than January 1, 2013, in which case the Participant’s vested Class Year Account as of December 31, 2012 (including his or her 2010 Compensation Deferrals and any earnings thereon) shall be paid on January 1, 2013. The Participant may elect a different Fixed Payment Date with respect to each Class Year Account, provided that the Participant makes such election prior to the beginning of the Plan Year for which the Class Year Account to which the Fixed Payment Date election applies is established. Alternatively, the Participant may elect to receive a distribution of his or her vested Class Year Account upon Separation from Service. A Participant’s election (or deemed election) will continue to apply to subsequent Class Year Accounts until the first to occur of (i) the Participant makes a new election for a Class Year Account prior to the beginning of the Plan Year for which the Class Year Account is established, or (ii) the Participant reaches a Fixed Payment Date. All distribution elections are irrevocable as of the December 31 preceding the Plan Year for which the Class Year Account subject to the election is established.

(b) Any Fixed Payment Date may be delayed on a continual basis, to a later January 1 Fixed Payment Date, so long as any election to delay is made by the Participant at least twelve (12) months prior to the date on which the distribution is to be made (or commence) and such delay is at least five (5) full calendar years in length. Any election to delay a fixed payment date under this paragraph shall not take effect until at least twelve (12) months after the date on which the election is made. Such Fixed Payment Date may not be accelerated, except as provided in the remaining Sections of this Plan. Provided, however, A Participant may not delay payment pursuant to this Section more than twice during the period of the Participant’s service, and no change may be made after the Participant has Separated from Service.

(c) Alternatively, the Participant may elect to receive payment (or commencement of payment) of his or her vested Class Year Account on the January 1 that is coincident with or next following his or her Separation from Service with the Company.

(d) If a Participant fails to properly elect a payment date with respect to any Class Year Account established under the Plan, the Participant shall be deemed to have elected to receive a distribution of that Class Year Account on the January 1 of the third calendar year after the calendar year in which the deferral election is made.

5.2 DISABILITY. If a Participant suffers a Disability, the Participant’s vested Account shall be valued as of the date of determination of Disability and paid according to the provisions of Article 6.

5.3 DEATH. If a Participant dies at any time, the Participant’s vested Account shall be valued as of the date of death and paid to the Participant’s designated Beneficiary as provided in Article 6.

ARTICLE 6

DISTRIBUTION OF BENEFITS

6.1 AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive, on or about the date or dates determined in accordance with Article 5, a distribution (or commencement of distributions) in an aggregate amount equal to the Participant’s vested Class Year Account(s). Any payment due from the Trust which is not paid by the Trust will be paid by the Company from its general assets.

6.2 METHOD OF PAYMENT.

(a) Cash Payments. All payments under the Plan shall be made in cash.

(b) Timing and Manner of Payment. Except as otherwise provided in this Plan, the Participant’s vested Class Year Account (or Accounts) will be paid in the form of (i) a lump sum, or (ii) substantially equal annual installments (each with a payment date of January 1) over a period of five (5) years (adjusted for gains and losses), as selected by the Participant at the time the Participant makes the Compensation Deferral election for the year for which the Class Year Account is established. If a Participant elects to be paid in five (5) substantially equal payments, each installment shall be treated as a separate payment for purposes of Section 409A. If a Participant elected to be paid in five (5) substantially equal installments for a Class Year Account, each installment payment shall be determined by multiplying the balance of the Class Year Account by a fraction, the numerator of which is one and the denominator of which is the number of remaining installments to be paid. For example, the first installment would be the balance of the Class Year Account multiplied by 1/5, and the second installment would be the new account balance multiplied by 1/4, etc.

(c) If a Participant fails to properly elect a form of payment with respect to his or her first Class Year Account established under the Plan (or, if applicable, the first Class Year Account established after the Participant has received a distribution of the prior Class Year Account), the Participant shall be deemed to have elected to receive a distribution of that

Class Year Account in a lump sum. If a Participant fails to properly elect a form of payment date with respect a subsequent Class Year Account, the Participant shall be deemed to have elected the same form of payment as elected for the preceding Class Year Account. For example, if the Participant elects to have the 2010 Class Year Account be paid in installments, but fails to elect a form of payment for the 2011 Class Year Account, the Participant shall be deemed to have elected to have the 2011 Class Year Account be paid in installments.

(d) The Participant may change his or her above-described election (or deemed election) by submitting a new Election Form to the Plan Sponsor, provided that any such Election Form is submitted at least twelve (12) months prior to the date on which the distribution is to be made (or commence) and delays the distribution (or commencement of distributions) date at least five (5) full calendar years from the previously scheduled distribution date. Any election to change the manner of distribution under this paragraph shall not take effect until at least twelve (12) months after the date on which the election is made. Any such change in election may not result in an acceleration of any payment, except as otherwise provided in this Article.

(e) If the whole or any part of a payment under this Plan is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Article 4 under such procedures as the Plan Sponsor may establish, in which case any deemed income, gain, loss or expense or tax allocable thereto (as determined by the Plan Sponsor, in its discretion) shall be reflected in the installment payments, using such method for the calculation of the installments as the Plan Sponsor shall reasonably determine.

6.3 DISABILITY BENEFITS. If a Participant becomes Disabled before the Participant’s entire Account has been paid to the Participant, the Participant’s Account (or remaining balance) shall be paid in a lump sum distribution to the Participant on the date of Disability.

6.4 DEATH. If a Participant dies before the Participant’s entire Account has been paid to the Participant, the Participant’s Account (or remaining balance) shall be paid in a lump sum distribution to the Participant’s designated Beneficiary on the date of death.

6.5 PAYMENT OF BENEFITS. Any payment made under this Article 6 shall be made or commence within ninety (90) days after the payment date or event specified in the Plan; provided, however, such payment shall not be made later than the later of (i) the last day of the calendar year in which the payment date or event occurs, or, if later, the fifteenth (15th) day of the third (3rd) calendar month following the payment date or event, or (ii) the last day of such other, extended period as the IRS may prescribe, such as in the case of disputed payments or refusals to pay, provided the conditions of such extension have been satisfied.

6.6 ACCELERATIONS. Notwithstanding anything in the Plan to the contrary, no change submitted on an Election Form shall be accepted by the Plan Sponsor if the change accelerates the time over which distributions shall be made to the Participant (except as otherwise permitted by Section 409A) and the Plan Sponsor shall deny any change made to an election if the Plan Sponsor determines that the change violates the requirement under Section 409A that the first payment with respect to which such election is made be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made. Notwithstanding the preceding, the Plan Sponsor, in its discretion (without any direct or indirect election on the part of any Participant), may accelerate a distribution under the Plan to the extent permitted under Section 409A (e.g., Section 1.409A-3(j)(4) of the Treasury regulations), including, but not limited to, making payments necessary to comply with a domestic relations order, payments necessary to comply with certain conflict of interest rules, and certain de minimis payments related to the Participant’s termination of his or her interest in the Plan.

6.7 DELAYS. If the Plan Sponsor reasonably anticipates that any payment scheduled to be made under this Plan would jeopardize the ability of the Plan Sponsor to continue as a going concern if paid as scheduled, then the Plan Sponsor may defer that payment, provided the Plan Sponsor treats payments to all similarly situated Participants on a reasonably consistent basis. In addition, the Plan Sponsor may, in its discretion, delay a payment upon such other events and conditions as the IRS may prescribe, provided the Plan Sponsor treats payments to all similarly situated Participants on a reasonably consistent basis. Any amounts deferred pursuant to this Section shall continue to be credited or debited on the books of the Plan Sponsor with additional amounts in accordance with Article 4 above. The amounts so deferred and amounts credited or debited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date on which the Plan Sponsor reasonably anticipates that such violation or material harm would be avoided or as otherwise prescribed by the IRS.

ARTICLE 7

BENEFICIARIES; PARTICIPANT DATA

7.1 DESIGNATION OF BENEFICIARIES.

(a) Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant’s death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Plan Sponsor, and will be effective only when filed in writing with the Plan Sponsor during the Participant’s lifetime.

(b) In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Plan Sponsor shall pay any such benefit payment to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Plan Sponsor may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Plan Sponsor, in its sole discretion, may distribute such payment to the Participant’s estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Plan Sponsor deems to be appropriate.

7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Plan Sponsor’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Plan Sponsor shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Plan Sponsor notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Plan Sponsor within 90 days of the latest date upon which the payment could have been timely made in accordance with the terms of the Plan and Section 409A (unless, if not paid, the Participant or Beneficiary takes further enforcement measures within 180 days after such latest date), then, except as otherwise required by law, the amount payable shall be deemed to be a forfeiture. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Plan Sponsor shall not be liable to any person for any payment made in accordance with such law.

ARTICLE 8

ADMINISTRATION

8.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Plan Sponsor (the “Plan Administrator”) shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

(a) Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

(b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

(c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

(d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting of Plan Accounts.

(e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Plan Sponsor shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Plan Sponsor shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes under this Plan as if such action had been taken by the Plan Sponsor. Further, the Plan Sponsor may authorize one or more persons to execute any certificate or document on behalf of the Plan Sponsor, in which event any person notified by the Plan Sponsor of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Plan Sponsor until such notified person shall have been notified of the revocation of such authority.

8.2 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

8.3 PAYMENT OF ADMINISTRATION EXPENSES. All expenses incurred in the administration and operation of the Plan and the Trust shall be paid by the Plan Sponsor or shall be charged against Trust assets, as determined by the Plan Sponsor.

ARTICLE 9

CLAIMS PROCEDURE

9.1 CLAIM.

(a) A claimant who believes that he or she is being denied benefits to which he or she is entitled under the Plan or who otherwise has a claim involving the Plan may file a written request for such benefits or written description of the claim (as applicable) with the Administrator, setting forth his or her claim for benefits or other claim involving the Plan.

(b) Other than with respect to claims to which ERISA expressly provides a limitations period, no action may be commenced against any Plan party after the earliest to occur of the following dates: the date that is 90 days after the date of the final denial of the appeal, or the date that is one year from the date a cause of action accrued. For purposes of this Article 9, a cause of action is considered to have accrued when the person bringing the legal action knew, or in the exercise of reasonable diligence should have known, that a Plan party has clearly repudiated the claim or legal position which is the subject of the action, regardless of whether such person has filed a claim in accordance with the provisions of this Article 9. The Administrator shall be the Plan’s agent for service of process.

(c) Any person requesting Benefits or wishing to assert a claim must exhaust all remedies under the Plan’s claims procedures before being entitled to seek relief under Section 9.2.

9.2 CLAIM DECISION.

(a) Except as otherwise provided by Section 9.2(b), the Administrator shall reply to any claim filed under Section 9.1 within 90 days of receipt, unless it determines to extend such reply period for an additional 90 days for reasonable cause and notifies the claimant in advance of the reasons for the extension and the date by which the Administrator expects to make a decision. If the claim is denied in whole or in part, such reply shall include a written explanation, using language calculated to be understood by the claimant, setting forth:

(i) the specific reason or reasons for such denial;

(ii) the specific reference to relevant provisions of the Plan on which such denial is based;

(iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation why such material or such information is necessary;

(iv) appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review;

(v) the time limits for requesting a review under Section 9.3 and for review under Section 9.4; and

(vi) the claimant’s right to bring an action under Section 502 of ERISA (subject to Section 9.5) if the claim is denied on review.

(b) If the claim is a claim that requires a determination regarding whether a Participant is Disabled to be made by the Administrator (and not by some party other than the Administrator or the Plan for purposes other than a benefit determination under the Plan), the Administrator will respond to the claim within a reasonable period of time and in any case within 45 days (provided that the Administrator may utilize up to two 30-day extension periods, in each case to the extent that the Administrator determines that circumstances beyond the control of the Plan so require, and shall in each case provide the claimant with an advance notice setting forth the reasons for the extension and the date by which the Administrator expects to render a decision, the standards on which entitlement to Benefits is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve such issues). In the event that additional information is necessary to resolve a claim requiring the Administrator to rule on the Participant’s Disabled status, the claimant shall be afforded at least 45 days to provide the information (during which time the periods to provide notice and a decision on the claim shall be tolled).

(c) In the event of a claim requiring the Administrator to rule on the Participant’s Disabled status, the Administrator’s written notice of claim denial shall provide the claimant (in addition to the items described in Section 9.2(a)) with a copy of any internal rule, guideline, protocol or other similar criterion relied upon during the claims process or with a statement that such an internal rule, guideline, protocol or other similar criterion was relied upon and that a copy will be provided free of charge upon request, and if a medical necessity or experimental treatment or similar exclusion or limit was imposed, the Administrator will provide an explanation of the scientific or clinical judgment for the determination (applying the terms of the Plan to the claimant’s medical circumstances) or a statement that such an explanation will be provided free of charge upon request.

9.3 REQUEST FOR REVIEW.

(a) Except as otherwise provided by Section 9.3(b), within 60 days after the receipt by the claimant of the written explanation described above, the claimant may request in writing that the Administrator review its determination. The claimant, or his or her duly authorized representative, may, but need not, review the relevant documents and submit issues and comments in writing for consideration by the Administrator. Reasonable access to and copies of any documents, records and other information relevant to the claim will be provided free of charge upon request, subject to attorney-client, attorney work-product and other applicable privilege rules unless otherwise required by ERISA. Except as otherwise provided by Section 9.3(b), if the claimant does not request a review of the initial determination within such 60-day period, the claimant shall be barred and estopped from challenging the determination.

(b) In the event of a claim requiring the Administrator to make a determination regarding the Participant’s Disabled status, the claimant shall have 180 days after receipt of the written explanation described above to request in writing that the determination be reviewed, and shall be barred and estopped from challenging the determination if he or she does not request a review of the initial determination within such 180-day period.

9.4 REVIEW OF DECISION.

(a) After considering all materials presented by the claimant, the Administrator will render a written decision, setting forth the specific reasons for the decision and containing specific references to the relevant provisions of the Plan on which the decision is based. The decision on review shall normally be made within 60 days after the Administrator’s receipt of the claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified of the reasons for the extension and the date as of which the Administrator expects to make a decision, and the time limit shall be 120 days. The decision shall be in writing using language calculated to be understood by the claimant, and shall set forth:

(i) the specific reason or reasons for such denial;

(ii) the specific reference to relevant provisions of the Plan on which such denial is based;

(iii) a statement that the claimant is entitled, upon request and free of charge, to receive reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim (subject to attorney-client, attorney work-product and other applicable privilege rules unless otherwise required by ERISA); and

(iv) the claimant’s right to bring an action under Section 502 of ERISA now that the claim has been denied on appeal (subject to Section 9.5).

(b) In the event of a claim requiring the Administrator to make a determination regarding the Participant’s Disabled status, the Administrator shall ensure that no deference is afforded to the prior determination, that the persons who made the initial determination on behalf of the Administrator shall not be involved in the review, and that the persons who make the decision on review on behalf of the Administrator are not subordinates of the original decision-makers. In the event that a medical judgment is required, the persons conducting the review shall consult with a health care professional of appropriate training and experience in the relevant field of medicine and shall identify any medical or vocational experts consulted to the claimant. No health care professional consulted in the course of the review shall be a person consulted in the course of the original determination (or a subordinate of such person). The claim determination on review of a claim requiring the Administrator to make a determination regarding the Participant’s Disabled status shall be provided within 45 days (90 days, if the Administrator determines that special circumstances require an extension and so informs the claimant). In the event of such a claim denial, in addition to the items required above, the Administrator shall provide a copy of any internal rule, guideline, protocol or other similar criterion relied upon during the claims process or a statement that such an internal rule, guideline, protocol or other similar criterion was relied upon and that a copy will be provided upon request, and if a medical necessity or experimental treatment or similar exclusion or limit was imposed, the Administrator will provide an explanation of the scientific or clinical judgment for the determination (applying the terms of the Plan to the claimant’s medical circumstances) or a statement that such an explanation will be provided free of charge upon request.

(c) All decisions on review shall be final and shall bind all parties concerned to the maximum extent permitted by law.

9.5 ARBITRATION.

(a) Notwithstanding anything herein to the contrary and to the extent permitted by ERISA, upon completion of the claims process set forth in this Article 9, the Administrator or a claimant will have the right to compel binding arbitration with respect to any claim involving the Plan. Except as otherwise provided or by mutual agreement of the parties, any arbitration shall be administered under and by the Judicial Arbitration & Mediation Services, Inc. (“JAMS”), in accordance with the JAMS procedure then in effect. The arbitration shall be held in the JAMS office nearest to where the Claimant is or was last providing services to the Plan Sponsor or at a mutually agreeable location. In addition, if any party chooses to compel arbitration, the arbitrator will be bound by the substantive terms of the Plan and ERISA (including, but not limited to, the standard of review required by ERISA).

(b) To the extent required by Sections 2560.503-1(c)(2)-(3) and 2560.503-1(d) of the Labor Regulations, arbitration shall not be required in the case of a claim which requires the Administrator to make a determination with respect to the Participant’s Disabled status.

9.6 BURDEN OF PROOF. Notwithstanding anything herein to the contrary, to the extent a claimant asserts entitlement to benefits or otherwise makes a claim based upon facts not contained in the Plan’s records, such person shall be required to provide satisfactory affirmative evidence of such facts. For avoidance of doubt, if a person claims entitlement to benefits based upon service or compensation (including but not limited to claims with respect to base salary, incentive pay, or other compensation) that is not reflected in the Plan’s records, such person must provide satisfactory affirmative evidence of such service or compensation. The Administrator shall have the sole and exclusive discretion to determine whether the above-referenced affirmative evidence is satisfactory.

9.7 ADMINISTRATOR’S SOLE AUTHORITY. Notwithstanding Section 8.1 or any other provision of the Plan, the Administrator shall have the sole and exclusive authority with respect to any matter, action or decision under this Article 9, and the Committee shall have neither any authority with respect to such matters, nor the right or ability to limit or to interfere in any way with the Administrator’s authority with respect to such matters.

ARTICLE 10

AMENDMENT

10.1 RIGHT TO AMEND. Subject to Section 409A, the Plan Sponsor, by action of its Board, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest under this Plan shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a benefit amount accrued prior to the date of the amendment.

10.2 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Plan Sponsor at any time, retroactively if required, in the opinion of the Plan Sponsor, in order to ensure that the Plan is characterized as “top-hat” plan as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), to conform the Plan to the provisions of Section 409A and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary in the Plan.

ARTICLE 11

SUSPENSION OR TERMINATION OF THE PLAN

11.1 PLAN SPONSOR’S RIGHT TO SUSPEND PLAN. The Plan Sponsor reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time, by action of the Board. In the event of a suspension of the Plan, during the period of the suspension, the Plan Sponsor shall continue all aspects of the Plan other than Compensation Deferrals, which shall be suspended effective with the first day of the Plan Year following the date the Plan is suspended. Payments of distributions will continue to be made during the period of the suspension in accordance with Article 5 and Article 6.

11.2 AUTOMATIC TERMINATION OF PLAN. The Plan automatically shall terminate upon the dissolution of the Plan Sponsor, or upon a merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan. If the merger or consolidation qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation as defined in Section 1.409A-3(i)(5) of the Treasury regulations, the Plan shall be liquidated upon such a termination in accordance with Section 1.409A-3(j)(4)(ix)(B) of the Treasury regulations. If the Plan is not liquidated, payments of distributions will continue to be made following the termination in accordance with Article 5 and Article 6.

11.3 TERMINATION AND LIQUIDATION OF THE PLAN. The Plan Sponsor may terminate and liquidate the Plan in connection with a corporate dissolution or approval by a bankruptcy court, certain change in control events, or the termination and liquidation of all plans of the Plan Sponsor that are required to be aggregated, as described under Section 1.409A-3(j)(4)(ix) of the Treasury regulations. Upon the date of termination, the value of the vested Accounts of all affected Participants and Beneficiaries shall be determined. After deduction of estimated expenses in liquidating and paying Plan benefits, vested Accounts shall be paid to Participants and Beneficiaries in a lump sum distribution in accordance with Section 1.409A-3(j)(4)(ix) of the Treasury regulations.

ARTICLE 12

THE TRUST

12.1 ESTABLISHMENT OF TRUST. The Plan Sponsor shall establish a Trust (or several Trusts) with a Trustee pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Plan Sponsor and the Trustee. The Plan Sponsor or Affiliate shall deposit to the Trust all Participant deferrals and any Plan Sponsor or Affiliate contributions.

12.2 GRANTOR TRUST. Any amounts held in a Trust established under this Section shall be the sole property of the Plan Sponsor and will not be held as collateral security for fulfillment of the Plan Sponsor’s obligation under the Plan. The Trust shall be intended to be treated as a “grantor trust” under the Code and the establishment of the Trust or the utilization of the Trust for Plan benefits, as applicable, shall not be intended to cause any Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted. Any such funds will be subject to the claims of all bankruptcy or insolvency creditors of the Plan Sponsor as provided in the Trust agreement. Notwithstanding any other provision of this Plan, any and all references herein to Accounts or subaccounts, the earnings thereon, or amounts credited to Participants, shall refer solely to hypothetical book-keeping entries and shall not create in any Participant a right in any of the assets held by the Plan Sponsor in a Trust. No Participant or Beneficiary will have any vested interest or secured or preferred position with respect to such funds or have any claims against the Plan Sponsor hereunder except as a general creditor.

12.3 PLAN SPONSOR LIABILITY. Any amount of the Participant’s Account not paid by a Trust shall be paid by the Plan Sponsor.

ARTICLE 13

MISCELLANEOUS

13.1 LIABILITY OF COMPANY; LIMITATIONS ON LIABILITY OF COMPANY. The Company shall be solely liable for the payment of any benefits due under this Plan. However, neither the establishment of the Plan nor any modification thereof, nor the creation of any Account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Company or any officer or employer thereof, except as provided by law or by any Plan provision. The Company shall not in any way guarantee any Participant’s Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Company or any successor, employee, officer, director or stockholder of the Company be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution under the Plan.

13.2 CONSTRUCTION.

(a) If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein; except to the extent that Section 409A requires that this Section be disregarded because it purports to nullify Plan terms that are not in compliance with Section 409A. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the State of Florida shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Company nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the Plan.

(b) The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Company which is greater than the rights of a general unsecured creditor of the Company.

13.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, subject to Section 409A, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

13.4 NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the addressee’s last known address as shown on the records of the Plan Sponsor. The date of such mailing shall be deemed the date of notice consent or demand. Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

13.5 AGGREGATION OF EMPLOYERS. To the extent required under Section 409A, if the Plan Sponsor is a member of a controlled group of corporations or a group of trades or business under common control (as described in Code Section 414(b) or (c), but substituting a 50% ownership level for the 80% level set forth in those Code Sections), all members of the group shall be treated as a single employer for purposes of whether there has occurred a Separation from Service and for any other purposes under the Plan as Section 409A shall require.

13.6 AGGREGATION OF PLANS. If the Plan Sponsor offers other account balance deferred compensation plans in addition to the Plan, those plans together with the Plan shall be treated as a single plan to the extent required under Section 409A.

13.7 TAX WITHHOLDING. All distributions under the Plan are subject to any applicable tax withholding, as determined by the Plan Sponsor in its discretion. The Plan Sponsor shall have the right to deduct from a Participant’s Compensation that is not being deferred under this Plan any federal, state, local or employment taxes which it deems are required by law to be withheld with respect to any Compensation Deferrals or Plan distributions.

13.8 USERRA. Notwithstanding anything herein to the contrary, any distribution election provided to a Participant as necessary to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, shall be permissible hereunder.

13.9 SECTION 409A.

(a) The benefits provide under this Plan are intended to be exempt from or comply with the requirements of Section 409A, and this Plan shall be administered and interpreted consistent with that intention.

(b) In the event that a Participant is a “specified employee” for purposes of Section 409A at the time of Separation from Service, any separation pay or other compensation payable hereunder by reason of such Separation of Service that would otherwise be paid during the six-month period immediately following such Separation from Service shall instead be paid on the six-month anniversary of the Separation from Service to the extent required to comply with Section 409A.

(c) The Plan Sponsor makes no representations regarding the taxation of the benefits under this Plan, including the application of Section 409A. The Plan Sponsor shall have no liability to reimburse any taxes imposed upon a Participant, including any tax or interest under Section 409A.

*        *        *        *        *

IN WITNESS WHEREOF, the Plan Sponsor has caused the Plan to be executed and its seal to be affixed hereto, as amended and restated effective December 11, 2012.

ATTEST/WITNESS:		HEALTH MANAGEMENT ASSOCIATES, INC.

\s\ Gary S. Bryant		By:	\s\ Patrick Lombardo

Print:	Gary S. Bryant	Print Name:	Patrick Lombardo

		Date:	December 11, 2012